Exhibit 10.2

Memorandum of Understanding
By and Between
Thomas E. Salmon, Berry Global Inc. and Berry Global Group, Inc.
Purpose
The purpose of this Memorandum of Understanding (“MOU”) is to memorialize the terms of Thomas E. Salmon’s (the “Executive’s”) voluntary retirement from employment with Berry Global Inc. and Berry Global Group, Inc. (collectively, the “Company”) effective December 31, 2023.
Terms
Executive has announced Executive’s intention to voluntarily retire from employment with the Company, effective December 31, 2023.  In connection with such retirement, the Company desires to appoint a new Chief Executive Officer of the Company, effective October 2, 2023, and to have Executive (a) step down as Chief Executive Officer and Chairman of the Board of the Company, effective immediately prior to October 2, 2023, and (b) perform services for the Company for the period October 2, 2023 through December 31, 2023 (the “Transition Period”) as “Senior Advisor” to the Company and Board of Directors, with Executive’s voluntary retirement from employment with the Company, effective December 31, 2023.  In furtherance thereof, Executive and the Company hereby acknowledge and agree to the following:
1.
Executive shall (a) step down as Chief Executive Officer and Chairman of the Board of the Company, effective immediately prior to October 2, 2023, and (b) perform services for the Company during the Transition Period as “Senior Advisor” to the Company, with Executive’s voluntary retirement from employment with the Company, effective December 31, 2023.  Executive’s ceasing to serve as Chief Executive Officer and Chairman of the Board of the Company, effective immediately prior to October 2, 2023, and Executive’s performance of services for the Company during the Transition Period as “Senior Advisor”, with Executive’s voluntary retirement from employment with the Company, effective December 31, 2023, does not, and shall not, constitute a “Good Reason” termination event under that certain Employment Agreement, dated January 31, 2017, by an between Executive, Berry Plastics Corporation and Berry Plastics Group, Inc.

2.	During the Transition Period:
(a)	Executive’s annual base salary will remain One Million, Two Hundred and Two Thousand Dollars ($1,202,000) (“Annual Base Salary”);
(b)
Executive will be eligible to receive a target annual bonus for Fiscal Year 2023, payable in accordance with the terms and conditions of the annual bonus plan and approval of the Board of Directors; payable in mid-December 2023, which current target bonus amount is equal to one hundred twenty-give percent (125%) of Executive’s Annual Base Salary;

(c)
Executive will be eligible for a prorated target annual bonus for Fiscal Year 2024, payable in accordance with the terms and conditions of the annual bonus plan and approval of the Board of Directors; payable in mid-December 2024, which target annual bonus is an amount equal to one hundred twenty-five percent (125%) of Executive’s Annual Base Salary;

(d)
Executive will be entitled to participate in employee benefit plans generally made available to senior executives of the Company, subject to the terms of such plans, with exception of any planned Company Long Term Incentive Plan grant typically granted in November 2023;

(e) Executive can continue personal use of Company aircraft; and
(f)
Executive will be entitled to receive reimbursement for all reasonable expenses incurred by Executive in performance of Executive’s duties hereunder, provided that Executive provides all necessary documentation in accordance with any applicable Company policy.

3.
Executive will receive tax preparation reimbursement for the 2023 and 2024 calendar tax year paid in accordance with current policy applicable to Executive provided Executive provides all necessary documentation in accordance with applicable company policy.

4.
Executive will receive an Executive Physical for 2024 at a location of Executive’s choosing and paid in accordance with current policy applicable to Executive provided Executive provides all necessary documentation in accordance with applicable company policy.

Further,  I, Thomas E. Salmon, hereby resign from my positions as a member of the board of directors, and any committees thereof, and from any and all offices I currently hold in Berry Global Group, Inc., Berry Global, Inc. and each subsidiary or affiliate of Berry Global, Inc., as applicable, effective as of 11:59 PM Eastern Time on October 1, 2023.

Agreed to by:

BERRY GLOBAL INC. /s/ Jeffrey L. Bennett Jeffrey L Bennett EVP & Chief Human Resources Officer Berry Global, Inc.	Date 8/11/2023
BERRY GLOBAL GROUP, INC. /s/ Jeffrey L. Bennett Jeffrey L Bennett EVP & Chief Human Resources Officer Berry Global Group, Inc.	Date 8/11/2023

EXECUTIVE /s/Thomas E. Salmon Thomas E. Salmon Date: August 11, 2023